UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)]

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 30, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved certain adjustments to the determination of bonuses under the Company’s 2007 Incentive Compensation Program. The Committee approved the exclusion of the acquisition-related payments of approximately $5.4 million recorded during 2007 from the calculation of EBIT. This exclusion resulted in the following bonus changes for the Company’s named executive officers:

	Without Exclusion	With Exclusion
Jon F. Chait	$0	$437,411
Mary Jane Raymond	$0	$136,084
Margaretta R. Noonan	$76,355	$110,036
Donald E. Bielinski	$28,993	$91,962
Richard S. Gray	$59,498	$85,742

On January 30, 2008, the Committee also approved the Company’s 2008 Incentive Compensation Program for the Company’s executive officers and established the specific performance goals for participants under such program. A summary of the material terms of the Company’s 2008 Incentive Compensation Program and the potential amounts payable to the Company’s executive officers thereunder is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

10.1	Summary of Hudson Highland Group, Inc. 2008 Incentive Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: February 5, 2008	By:	/S/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
10.1	Summary of Hudson Highland Group, Inc. 2008 Incentive Compensation Program.